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                                                                   EXHIBIT 10.6



                         SOFTWARE DEVELOPMENT AGREEMENT

This Agreement is made and entered into as of May 13, 1997 by and between CyberCash, Inc., a corporation organized under the laws of Delaware ("CyberCash"); and CyberCash K.K., a corporation organized under the laws of Japan ("CCKK").

In consideration of the mutual promises set forth herein, CyberCash and CCKK hereby agree as follows:

1.       DEFINITIONS.

         a. In addition to the capitalized terms defined elsewhere in this Agreement, the following capitalized terms shall have the following meanings when used in this Agreement.

         b. "Completion" has the meaning set forth in Section 4.a.

         c. "Gateway Software" means the Gateway software developed and operated by CyberCash for processing credit, coin, and check transactions in the United States.

         d. "Original Software" means the Gateway Software, Wallet Software, and Merchant Software, currently being used in the operation of the CyberCash services in the United States.

         e. "Local Gateway" means the Gateway Software, in object code form, as adapted and customized by CyberCash for CCKK hereunder, to handle transactions denominated in Yen with financial institutions located in Japan.

         f. "Local Software" means the Local Gateway Software, the Local Wallet Software, and the Local Merchant Software, in object code form.

         g. "Merchant Software" means the client software used by merchants in the operation of the CyberCash services in the United States.

         h. "Project Plan" has the meaning set forth in Section 4.a hereof.

         i. "Wallet Software" means the client software used by consumers in the operation of the CyberCash services in the United States.

2.       PURPOSE OF AGREEMENT.

         The purposes of this Agreement shall be to enable CCKK to: (i) prepare specifications for the Local Software localized for the Japanese market; (ii) finance the development of the Local Software; (iii) operate the Local Software and distribute the software necessary for processing in the Japanese market credit transactions, CyberCoin transactions, and electronic check transactions denominated in Yen involving Japanese financial institutions; and (iv) engage in other business activities in connection with the foregoing.

3.       DEVELOPMENT OF LOCAL SOFTWARE.

         a. Subject to the terms and conditions hereof, CyberCash shall develop for CCKK: (i) the Local Software developed for use in Japan; and
            (ii) upgrades of the Local Software.


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            CyberCash shall also provide CCKK with maintenance and support service for the use of the Local Software and its upgrades.

         b. Subject to the terms and conditions hereof, CCKK shall pay to
            CyberCash:

            (i) CyberCash's fully burdened costs for the performance of the development work specified in Section 4, plus $100,000, but not to exceed a total of US$1,100,000; and

            (ii) CyberCash's fully-burdened costs (including out-of-pocket expenses) for the incremental development work necessary to adapt any upgrades or modifications to its Original Software and to install such upgrades or modifications in Japan;

            (iii) After CCKK has completed an initial public offering, a fair share of CyberCash's development costs for modifying and upgrading its technology.

         c. With respect to the sum specified in paragraph 3b(i) CCKK shall make an initial payment of US$600,000. CyberCash shall furnish CCKK with monthly statements setting forth the progress of the work and the cost of the time and materials incurred. After the sum of the statements exceeds US$600,000, CCKK shall pay the outstanding balance within 15 days of presentation.

4.       SPECIFICATION OF LOCAL SOFTWARE.

         a. The parties hereto shall cooperate in the preparation of a project plan, to be completed not later than July 15, 1997, for the development and completion of the Local Software (the "Project Plan"). The Project Plan shall, provide for a schedule for the development of the Local Software. The parties hereto agree to use their best efforts to carry out all necessary activities required to meet the objectives of the Project Plan.

         b. CyberCash will use its best efforts to develop by July 15, 1997, proposed specifications for the Local Software. The parties shall make their best efforts to reach a prompt agreement on final specifications within 30 days of the date the specifications are first proposed. The Local Software shall be compliant with the latest version of the SET Protocol available.

         c. If CCKK requests modifications to the Local Software that are not contemplated in the specifications, CyberCash shall use reasonable efforts to accommodate such request.

         d. CyberCash shall use its best efforts to complete installation and acceptance testing of the Local Software pursuant to the Project Plan; however, CyberCash shall have no obligation to commence development work on the Local Software until the specifications are finalized.

5.       OWNERSHIP OF LOCAL SOFTWARE.

         Upon completion of the Local Software, all rights in and to the Local Software shall vest in CCKK, and CCKK shall have the exclusive right to (i) operate the Local Software for processing transactions in Japan involving Japanese financial institutions and merchants and (ii) keep and maintain a back-up copy of the object code of the Local Software. After the Completion, CyberCash shall have the rights to copy, distribute, sub-license and modify the Local Software,

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         but only to the extent necessary for the performance of its obligations hereunder. Except as expressly provided herein, CyberCash shall not assert or claim any intellectual property rights or moral rights in or to any part of the Local Software. This agreement conveys to CCKK no rights to the Original Software or any modifications or derivative works thereof other than the Local Software.

6.       USE OF LOCAL SOFTWARE.

         a. CyberCash shall make its reasonably best efforts to obtain any licenses or permits necessary to enable CCKK to use the Local Software, including (i) the acquisition on behalf of CCKK of sublicenses of any software constituting a part of either of the Local Software, without any cost to CCKK and (ii) the compliance with any process to be taken under the applicable regulations in the United States. If CyberCash is unable to obtain a license or permit necessary for CCKK to use the Local Software without additional cost, CCKK shall be responsible for paying any such cost. A list of the third party licenses necessary to the Local Software is attached as Exhibit A.

         b. CyberCash shall grant CCKK a license to use in Japan the CyberCash name and all trademarks and service marks of CyberCash associated with the Local Software, free of charge. CCKK will agree to comply with reasonable rules established by CyberCash regarding the use of CyberCash's trademarks and service marks.

         c. CyberCash shall authorize CCKK to access any other Gateways that CyberCash currently, or in the future, operates or licenses as part of its global Internet payments system for the purpose of processing transactions involving a party outside of Japan or involving currencies other than yen, subject to the terms and conditions that CyberCash reasonably establishes for connections to other Gateways, including compliance with its global system operating rules and connectivity standards and the payment of standard transaction processing fees.

7.       UPGRADES

         a. On and after the Completion, CyberCash shall continue to develop, on behalf of CCKK, upgrades to the Local Software, which functionally correspond to those made to the Original Software or which CCKK from time to time reasonably determines necessary to its use of the Local Software in the Japanese market. CCKK shall provide and maintain adequate hardware and other resources for software upgrades and testing. Upon completion of each upgrade to the Local Software, such completed upgrade shall be considered to be a part of the Local Software as defined in Section 1.f hereof.

         b. As soon as possible after SET Protocol version 1.0 is available, necessary revision shall be made to the Local Software so that it is made compliant therewith.

         c. CCKK shall pay CyberCash its fully-burdened incremental costs of developing such upgrades as provided in paragraph 3b(ii), above in accordance with the agreement of the parties.

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8.       MAINTENANCE

         a. On and after the Completion, CyberCash shall provide CCKK with services of maintenance releases, remote support and software defect corrections for the Local Software (the "Maintenance and Support Services"). CyberCash shall retain the right, in assigning a software correction, to a release and the priority of a reported software defect. Upon completion of each maintenance release or software defect correction for the Local Software, such completed maintenance release or software defect correction shall be considered to be a part of the Local Software as defined in Section 1.f hereof.

         b. CCKK shall reimburse CyberCash for its fully-burdened costs of providing Maintenance and Support Services (which shall not exceed US$250,000 per year) in accordance with the agreement of the parties.

         c. CyberCash shall provide Maintenance and Support Services to CCKK in accordance with the terms of a Support Services and Maintenance Agreement to be executed by CyberCash and CCKK before the Completion, which shall be based on the principles set out in 8.a and 8.b above.

9.       TRAINING OF EMPLOYEES.

         CyberCash shall provide initial training for personnel employed by CCKK in the operation and maintenance of the Local Software in accordance with the training schedule established in the Project Plan. The training shall be provided at CyberCash's facilities and shall be available to personnel possessing minimum qualifications specified by CyberCash. CCKK shall pay the travel and living expenses of the trainees, and CyberCash shall be responsible for the remaining costs of training.

10.      REPRESENTATIONS AND WARRANTIES BY CYBERCASH.

         a. CyberCash hereby represents and warrants as follows:

            i) CyberCash is a corporate entity duly organized and existing in good standing under the laws of the State of Delaware, and has the full and complete corporate power and authority to execute and deliver, and perform its obligations under, this Agreement;

            ii) the execution and delivery by CyberCash of, and the performance by CyberCash of its obligations under, this Agreement have been duly authorized by all necessary corporate action;

           iii) the execution and delivery by CyberCash of, and the performance by CyberCash of its obligations under, this Agreement (i) do not require any approval of its shareholders or the approval or consent of any holder of any indebtedness or obligations of CyberCash; (ii) except for any necessary export or import licenses, do not require any consent, approval, order or authorization of, or registration with, or the giving of prior notice to, any governmental authority with respect to the execution and delivery of this Agreement or the validity and enforceability thereof or the satisfaction of all obligations hereunder; (iv) do not contravene any applicable law or violate the articles of incorporation or by-laws





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                 of CyberCash; and (v) do not result in any breach of, or
                 constitute a default under, any agreement to which CyberCash is a party or by which it may be bound or affected;

           iv) this Agreement shall constitute the legal, valid and binding obligations of CyberCash, enforceable against it in accordance with its terms.

           v) no part of the Local Software, the Original Software, or CyberCash's service marks and trademarks now infringe or, during the term of this Agreement, shall infringe on any intellectual rights of a third party;

           vi) there are no outstanding claims or pending lawsuits on the date of this Agreement in connection with any aspect of the Original Software or CyberCash's service marks and trademarks.

         b. CyberCash shall indemnify and hold CCKK harmless from and against any damages, liabilities, costs and expenses incurred by CCKK in connection with CyberCash's breach of the representations provided in this Section 10.

11.      CONFIDENTIALITY.

         a. Confidential Information. The parties acknowledge that they, their subsidiaries and affiliated companies are the owners of valuable trade secrets and other confidential information and that they license Confidential Information (as defined below) from others.

         b. Non-Disclosure. All confidential information disclosed by one party to the other party in connection with this Agreement (the "Confidential Information") shall remain the property of and be deemed proprietary to the disclosing party. The receiving party agrees to receive Confidential Information in strict confidence, to hold Confidential Information in trust for the disclosing party and to use Confidential Information solely and exclusively in accordance with the terms of this Agreement in order to carry out the purposes. Notwithstanding the preceding no party to this Agreement shall be liable for disclosure or use of Confidential Information if the Confidential Information was properly in the public domain at the time it was disclosed or is publicly released in response to a subpoena, court order or other legal process under circumstances in which a protective order or confidentiality agreement has been requested by rejected by the appropriate judicial or other lawful authority.

         c. Injunctive Relief. The parties hereto acknowledge that their remedies under this Agreement or otherwise available at law in the event of a disclosure of any Confidential Information or any default or threatened default by either party in the performance of its obligations under this Section 11 will be inadequate and agree that the terms of this Section 11 shall be enforceable by a decree for the specific performance thereof by the defaulting party, or by an injunction against any violation of its terms, or otherwise. The parties hereto further acknowledge and agree that the covenants contained herein are necessary for the protection of legitimate business interests of both parties, their subsidiaries and/or affiliated companies and are reasonable in scope and content.

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12.      NON-COMPETITION

         The parties hereto acknowledge and recognize the highly competitive nature of the business of CCKK and accordingly, to the extent permitted under any applicable law, agree that neither party hereof shall, directly or indirectly, from the date hereof until one (1) year after termination hereof, (i) induce employees of the other party to terminate their employment or to engage in any business directly competing with the other party, or (ii) induce any customer of the other party to terminate its relationship with the other party. or
         (iii) engage in the business of providing Internet payment services in Japan in competition with CCKK.

13.      TERM/TERMINATION.

         a. This Agreement shall become effective as of the date first above written and shall continue in full force and effect for an indefinite term thereafter, unless this Agreement is sooner terminated pursuant to this Section 13.

         b. Either party hereto may terminate this Agreement by giving written notice to the other party, upon the occurrence of any of the following events:

            (i)   If any note or check issued by the other party is dishonored;

            (ii) If the other party receives a petition for attachment, provisional attachment, provisional disposition or other execution or is subject to any disposition for failure to pay taxes

            (iii) If a petition for bankruptcy, composition, company
                  reorganization, company liquidation, or special liquidation is filed in respect to either party:

            (iv) If either party causes damage to the other party due to a willful act or gross negligence in connection with the performance of its obligations under this Agreement; provided, however, that in such event only the damaged party may terminate this Agreement; and

            (v) If the other party's actions or inactions materially breach this Agreement.

         Notwithstanding the foregoing, this Agreement may be terminated by written agreement of the parties hereto at any time.

         c. In the event that this Agreement is terminated pursuant to this
            Section 13, this Agreement shall terminate without any liability or further obligation of any party to another, except for any breach of this Agreement prior to termination.

         d. Sections 5, 10 and 11 shall survive any expiration or termination of this Agreement.

14.      FURTHER ACTS

         The parties hereto shall take whatever actions or steps are necessary to carry out and cause the performance of the various terms of this Agreement.

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15.      DISPUTE RESOLUTION.

         Disputes arising under this Agreement shall be resolved by arbitration pursuant to the rules of the American Arbitration Association or such other arbitral body as the parties shall select by mutual agreement. This Agreement shall be interpreted in accordance with the laws of the Commonwealth of Virginia, without regard to its rules governing choice of law.

16.      MISCELLANEOUS PROVISIONS.

         a. Notices. All notices, consents, requests and other communications hereunder shall be in writing and shall be deemed to have been duly given when (a) delivered by hand, (b) sent by telecopier (with receipt confirmed), provided that a copy is sent in the manner provided in clause (c), or (c) when received by the addressee, if sent by DHL, Federal Express, Airborne Express or other generally recognized international express delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate as to itself by notice to the other parties):

            (i)  If to CCKK:

                       SoftBank Corp.
                       3-42-3 Nihonbashi-Hamacho
                       Chuo-ku
                       Tokyo  103 Japan
                       Telecopier No.: 81-3-5641-3402
                       Attention:  Yoshitaka Kitao, Executive Vice President

            (ii) If to CyberCash:

                       Reston Parkway, Suite 430
                       Reston, Virginia 22091
                       Telecopier No.: (703)264-5928
                       Attention: Bruce Wilson
                       with a copy to the General Counsel

         b. Headings. The headings in this Agreement are for convenience of reference only and shall not be given any effect in the interpretation of the Agreement.

         c. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be considered an original, but all of which together shall constitute the same instrument.

         d. Assignment. All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns. This Agreement shall not be assignable or transferable by either party hereto without prior written consent of the other party hereto.

         e. Entire Agreement; Amendment. This Agreement sets forth the entire understanding between the parties relating to the subject matter contained herein and merges all prior


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            agreements and understandings between them. No amendment to this
            Agreement shall be effective unless it is in writing and executed by the parties hereto.

         f. Severability. Any term or provision of this Agreement which is invalid or unenforceable will be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining rights of the person intended to be benefited by such provision or any other provisions of this Agreement.

         g. No Waiver. The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing.

         h. Incorporation. References herein to "this Agreement" and the words "herein," "hereof" and words of similar import refer to this Agreement, and Appendix 1 hereto, as an entirety.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the date first above written.



CYBERCASH, INC.



By:  /s/ Bruce G. Wilson
     -----------------------
Name:    Bruce G. Wilson

Title:  Executive Vice President



CYBERCASH K.K.



By:  /s/ Yoshitaka Kitao
     -----------------------
Name:    Yoshitaka Kitao

Title: Director



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